UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW, Suite 200, Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 1.01. Entry into a Definitive Material Agreement
On September 7, 2017, FS Bancorp, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Raymond James & Associates, Inc.,  as representative of the underwriters named therein (the "Underwriters") providing for the offer and sale in a firm commitment offering of 510,638 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), sold by the Company at a public offering price of $47.00 per share ($44.18 per share, net of underwriting discounts).  The net proceeds of the offering, after underwriting discounts and estimated offering expenses, and assuming the underwriters do not exercise the over-allotment option, will be approximately $22.3 million.  The closing of the sale of Common Stock is expected to occur on or about September 12, 2017.  In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 76,596 shares of Common Stock to cover over-allotments, if any (collectively, with the Common Stock described above, the "Shares").
The Underwriting Agreement includes representations, warranties and covenants by the Company customary for agreements of this nature.  Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  The description of the Underwriting Agreement herein is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.
Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day "lock-up" period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock in the Offering have been registered under the Securities Act of 1933, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-215810) declared effective by the Securities and Exchange Commission on February 10, 2017 (the "Registration Statement"). The offer and sale of the shares of Common Stock in the Offering are described in the Company's prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated September 7, 2017.
A copy of the opinion of Breyer & Associates PC relating to the validity of the Shares is attached as Exhibit 5.1 to this Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure
On September 8, 2017, the Company issued a press release announcing that the Company had priced its public offering of 510,638 shares and that the Company also granted the underwriters a 30-day option to purchase up to an additional 76,596 shares to cover related over-allotments, if any. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 and the press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

1.1	Underwriting Agreement, dated September 7, 2017, by and among FS Bancorp, Inc. and Raymond James & Associates, Inc.

5.1	Opinion of Breyer & Associates PC

23.1	Consent of Breyer & Associates PC (included in the opinion filed in Exhibit 5.1)

99.1	News release dated September 8, 2017 announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017	FS BANCORP, INC.

/s/ Matthew D. Mullet
Matthew D. Mullet Chief Financial Officer (Principal Financial and Accounting Officer)